Exhibit 99.1
CONFORMED COPY
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A (Jurisdiction of incorporation or organization if not a U.S. national bank)	20-1177241 (I.R.S. Employer Identification No.)

90 Christiana Road New Castle, Delaware (Address of principal executive offices)	19702 (Zip Code)
John J. Mazzarella, FVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1801
(Name, address and telephone number of agent for service)
SATÉLITES MEXICANOS, S.A. DE C.V. *
(Exact name of obligor as specified in its charter)

Mexico (State or other jurisdiction of incorporation or organization)	98-0220653 (I.R.S. Employer Identification No.)
Rodolfo Gaona #86
Col. Lomas de Sotelo
Mexico, D.F. 11200
First Priority Senior Secured Notes Due 2011
(Title of Indenture Securities)

General
Item 1. General Information.
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervisory
authority to which it is subject.
Comptroller of the Currency, New York, NY.
Federal Deposit Insurance Corporation, Washington, D.C.
Board of Governors of the Federal Reserve System,
Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe
each such affiliation.
None
Item 3-15. Not Applicable

Item 16. List of Exhibits
Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2006), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 13th day of October, 2006.

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Stephen Ferrera
Stephen Ferrera
Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2007

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2006	(20040630)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,   Clive Bucknall, Controller
     Name and Title of Officer Authorized to Sign Report
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson	/s/ Sal H. Alfieri

Signature of Officer Authorized to Sign Report	Director (Trustee)

8/04/06	/s/ Bernard J. Kennedy

Date of Signature	Director (Trustee)

/s/ Martin Glynn

Director (Trustee)

Submission of Reports Each Bank must prepare its Reports of Condition and Income either:	For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

(a) in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	5	7	8	9	0

(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)

Wilmington

City (TEXT 9130)

DE	19801

State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo

Name of Bank	City
in the state of New York, at the close of business June30, 2006

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		4,629,631
b. Interest-bearing balances		6,145,365
Held-to-maturity securities		2,908,335
Available-for-sale securities		19,309,041
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		4,077,0000
b. Securities purchased under agreements to resell		4,931,170
Loans and lease financing receivables:
Loans and leases held for sale		6,116,861
Loans and leases net of unearned income	$84,944,998
LESS: Allowance for loan and lease losses	867,319
Loans and lease, net of unearned income, allowance, and reserve		$84,077,679
Trading assets		26,925,171
Premises and fixed assets		542,387
Other real estate owned		43,690
Investments in unconsolidated subsidiaries		357,362
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,089,872
Intangible assets: Other intangible assets		549,303
Other assets		6,196,133

Total assets		168,899,000

LIABILITIES

Deposits:
In domestic offices		75,588,320
Non-interest-bearing	9,731,657
Interest-bearing	65,856,663
In foreign offices		29,187,619

		Thousands of dollars
Non-interest-bearing	933,481
Interest-bearing	28,254,138

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		66,100
b. Securities sold under agreements to repurchase		1,808,800

Trading Liabilities		15,534,851
Other borrowed money		23,220,941
Bank’s liability on acceptances		NA
Subordinated notes and debentures		4,102,517
Other liabilities		7,129,722

Total liabilities		156,638,870

Minority Interests in consolidated Subsidiaries		450
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		10,126,461
Retained earnings		2,356,023
Accumulated other comprehensive income		-224,804
Other equity capital components		0

Total equity capital		12,259,680

Total liabilities, minority interests and equity capital		168,899,000

*TABLE OF ADDITIONAL REGISTRANTS

State of Other
Jurisdiction of
	Incorporation or	I.R.S Employer
Name, Address and Telephone Number	Organization	Identification Number

SMVS-Administración, S. de R.L. de C.V. (1)	Mexico	98-0370231
SMVS-Servicios Técnicos, S. de R.L. de C.V. (1)	Mexico	N/A

(1)	The Address of these Additional Registrants is: Rodolfo Gaona #86 Col. Lomas de Sotelo 11200, Mexico, D.F.